Exhibit 99.1

Company Contact:	Investor Relations Contact:
Michael Anthofer	Moriah Shilton
Chief Financial Officer	Sr. Director, Investor Relations
408-321-6711	408-321-6713

TESSERA TECHNOLOGIES ANNOUNCES THIRD QUARTER 2011 RESULTS

San Jose, Calif., Nov. 3, 2011 – Tessera Technologies, Inc. (Nasdaq: TSRA) (the Company) announced its results for the third quarter ended Sept. 30, 2011.

Revenue Highlights: Third Quarter 2011

•	Total revenues were $59.3 million.

•	Micro-electronics revenue was $50.3 million.

•	Imaging & Optics revenue was $9.0 million.

Total revenue for the third quarter of 2011 was $59.3 million, compared to $82.1 million of total revenue in the third quarter of 2010. Micro-electronics revenue for the third quarter of 2011 was $50.3 million, compared to $72.0 million in the prior year third quarter. Apart from one-time items and the impact of volume pricing adjustments Tessera, Inc. has with two of its major DRAM manufacturer licensees, third quarter 2011 Micro-electronics revenues were down approximately $5.0 million as compared to the third quarter of 2010, due to lower year-over-year units reported by Tessera, Inc.’s licensees. Imaging & Optics total revenue was $9.0 million, compared to third quarter 2010 Imaging & Optics revenue of $10.1 million.

In the third quarter of 2011, the decline in the Company’s stock price resulted in the Company’s market capitalization falling below its net book value of equity for an extended period of time. In accordance with Accounting Standards Codification 350, “Intangibles - Goodwill and Other,” the Company was required to perform an impairment analysis and, based on preliminary goodwill impairment tests, the Company recorded a goodwill impairment charge of $49.7 million in the third quarter of 2011.

In connection with its action taken in compliance with these accounting standards, the Company notes that the application of these standards in this instance was triggered by recent past stock performance, rather than the Company’s expectations about its future prospects. As a result, the action taken, if viewed in isolation, may suggest an incomplete picture of the Company and its prospects. Although the Company recorded a goodwill impairment charge against its Imaging & Optics segment, which operates through its DigitalOptics Corporation subsidiary (DOC), the Company strongly believes that DOC, with its strategy, new management, and increased investment, represents a significant growth opportunity.

Generally Accepted Accounting Principles (GAAP) net loss for the third quarter of 2011 was $44.7 million, or ($0.87) per basic share, which included the aforementioned goodwill impairment charge as well as non-cash charges of $5.4 million for stock-based compensation and $4.3 million for amortization of acquired intangibles.

Non-GAAP net income for the third quarter of 2011 was $10.6 million or $0.20 per diluted share. Non-GAAP net income is defined as income and operating expenses adjusted for acquired intangibles amortization, charges for acquired in-process research and development, stock-based compensation expense, impairment charges on long-lived assets and goodwill, and related tax effects.

Cash, cash equivalents, and investments increased $8.5 million during the quarter to $535.6 million at Sept. 30, 2011.

“During the quarter we continued to strengthen our management teams with key hires in both business segments,” stated Robert A. Young, chief executive officer and president, Tessera Technologies, Inc. “Notably, we hired Richard Chernicoff as president of the Intellectual Property and Micro-electronics Division of Tessera, Inc. Additionally, we strengthened our Board of Directors with the appointment of Anthony “Tony” J. Tether, Ph.D., the former long-term Director of the Defense Advanced Research Projects Agency (DARPA).

“In September, our subsidiary Invensas Corporation (Invensas) publicly unveiled its new multi-die face down (xFD) packaging technology platform, which addresses the upcoming needs of key market segments while using existing wire-bond manufacturing infrastructure, thus significantly reducing the cost, time and risk of high-volume adoption. In October, Invensas announced NANIUM S.A. as the first company to offer Invensas xFD packaging technology in volume.

“Turning to Imaging & Optics, DOC made progress in the third quarter of 2011 building the outsourced supply chain for its Micro Electro Mechanical Systems (MEMS) Auto-Focus product. The MEMS Auto-Focus technology is disruptive, with the potential to displace the existing Voice Coil Motor (VCM) technology used in cameras in mobile devices today, an approximately $1 billion market. We believe that MEMS will be a significant growth driver for Imaging & Optics starting in the second half of 2012.”

Revenue Highlights: Nine-month Period Ended Sept. 30, 2011

•	Total revenue was $197.8 million.

•	Micro-electronics revenue was $164.4 million.

•	Imaging & Optics revenue was $33.4 million.

GAAP net loss for the nine-month period was $21.9 million, or ($0.43) per diluted share. Non-GAAP net income for the nine-month period was $51.0 million, or $0.97 per diluted share.

Fourth Quarter 2011 Financial Guidance

The Company will provide quarterly financial guidance after the second month of a quarter. The Company expects that providing guidance at this later point in the quarter will provide greater visibility to investors because management will typically have received and reviewed the majority of the Company’s royalty reports before guidance is provided.

Prepared Remarks and Conference Call Information

Concurrent with the publication of its earnings press release, the Company will post to its website management’s prepared remarks regarding the Company’s quarterly performance. These prepared remarks are being made available in order to provide the investment community with additional time to analyze the Company’s results prior to the conference call. The third quarter 2011 earnings conference call will include brief remarks from management, followed by a Q&A session.

The Company will hold its third quarter 2011 earnings conference call at 2:00 P.M. Pacific (5:00 P.M. Eastern) today. To access the call in the U.S., please dial 877-290-8631, and for international callers dial 706-643-3789 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet and available for replay for 90 days at www.tessera.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial 855-859-2056 and for international callers, dial 404-537-3406. Enter access code 14562541.

Safe Harbor Statement

This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results, industry and technology trends, use of the Company’s technology in additional applications, growth opportunities, growth drivers, ability to address upcoming needs of key market segments, the characteristics, benefits, features, disruptive qualities and potential of DOC’s MEMS technology and Invensas’ xFD packaging technology, as well as the provision of financial guidance for the fourth quarter of 2011. Material factors that may cause results to differ from the statements made include changes to the Company’s plans or operations relating to its businesses and groups, market or industry conditions; the future expiration of our license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; delays, setbacks or losses relating to our intellectual property or intellectual property litigations, or any invalidation or limitation of our key patents; fluctuations in our operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect our ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt our technologies; competing technologies; the future expiration of our patents; failure to identify or complete a favorable transaction with respect to the Imaging & Optics business; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with our existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2010 and Form 10-Q for the period ended June 30, 2011 include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

Tessera Technologies, Inc, through its subsidiaries, develops, invests in, licenses and delivers innovative miniaturization technologies and products for wireless and computing products. The Company is headquartered in San Jose, California. More than 65% of the Company’s employees are dedicated technologists or inventors. The Company’s micro-electronics solutions enable smaller, higher-functionality devices through chip-scale and wafer-level packaging, silicon-level interconnect and 3-D packaging, as well as silent air cooling technology. The Company’s imaging and optics solutions provide cost-effective, high-quality camera functionality in consumer electronic products through technologies that include Extended Depth of Field (EDoF), zoom and MEMS-based auto-focus. The Company also offers custom micro-optics for semiconductor lithography, communications, medical, industrial and other applications. For information call 1.408.321.6000 or go to www.tessera.com.

Tessera, Tessera, Inc., the Tessera logo, DigitalOptics Corporation, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets and goodwill, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Set forth below are reconciliations of non-GAAP net income to the Company’s reported GAAP net income.

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues:
Royalty and license fees	$55,271	$76,041	$182,931	$203,250
Product and service revenues	4,071	6,070	14,914	17,700

Total revenues	59,342	82,111	197,845	220,950

Operating expenses:
Cost of revenues	5,594	5,492	16,467	16,473
Research, development and other related costs	18,690	20,769	56,088	54,922
Selling, general and administrative	20,432	19,031	62,671	58,441
Litigation expense	9,059	4,753	22,263	15,693
Restructuring and other charges	2,938	—	4,997	—
Impairment of goodwill	49,653	—	49,653	—

Total operating expenses	106,366	50,045	212,139	145,529

Operating income (loss)	(47,024)	32,066	(14,294)	75,421
Other income and expense, net	690	716	2,024	1,679

Income (loss) before taxes	(46,334)	32,782	(12,270)	77,100
Provision for (benefit from) income taxes	(1,598)	13,754	9,668	33,262

Net income (loss)	$(44,736)	$19,028	$(21,938)	$43,838

Basic and diluted net income (loss) per share:

Net income (loss) per share - basic	$(0.87)	$0.38	$(0.43)	$0.88

Net income (loss) per share - diluted	$(0.87)	$0.38	$(0.43)	$0.87

Weighted average number of shares used in per share calculations - basic	51,364	50,247	50,980	49,862

Weighted average number of shares used in per share calculations - diluted	51,364	50,476	50,980	50,192

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2011	December 31, 2010*
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$91,398	$69,268
Short-term investments	444,191	405,737
Accounts receivable, net	8,237	11,797
Inventories	1,656	1,852
Short-term deferred tax assets	7,126	7,126
Other current assets	10,160	9,900

Total current assets	562,768	505,680

Property and equipment, net	35,845	42,121
Intangible assets, net	86,402	89,956
Goodwill	—	49,653
Long-term deferred tax assets	23,532	21,877
Other assets	2,667	2,567

Total assets	$711,214	$711,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,395	$4,765
Accrued legal fees	9,185	5,088
Accrued liabilities	16,937	21,161
Deferred revenue	1,425	5,754

Total current liabilities	31,942	36,768

Deferred tax liabilities	4,627	4,627
Other long-term liabilities	4,745	5,876

Stockholders’ equity:
Common stock	52	51
Additional paid-in capital	464,630	437,027
Treasury stock	(10,505)	(10,505)
Accumulated other comprehensive income (loss)	(50)	299
Retained earnings	215,773	237,711

Total stockholders’ equity	669,900	664,583

Total liabilities and stockholders’ equity	$711,214	$711,854

*	Derived from audited financial statements

TESSERA TECHNOLOGIES, INC.

RECONCILIATION TO NON-GAAP INCOME FROM GAAP NET INCOME (LOSS)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
GAAP net income (loss)	$(44,736)	$19,028	$(21,938)	$43,838

Adjustments to GAAP net income (loss):
Stock-based compensation - cost of revenues	67	136	339	432
Stock-based compensation - research, development and other related costs	1,694	2,960	6,548	8,210
Stock-based compensation - selling, general and administrative	3,598	3,798	13,363	12,529
Amortization of acquired intangibles - cost of revenues	1,703	1,707	5,117	5,119
Amortization of acquired intangibles - research, development and other related costs	872	759	2,365	2,125
Amortization of acquired intangibles - selling, general and administrative	1,736	1,160	5,066	3,451
Impairment of goodwill	49,653	—	49,653	—
Tax adjustments for non-GAAP items	(3,947)	(2,507)	(9,503)	(7,597)

Non-GAAP net income	$10,640	$27,041	$51,010	$68,107

Non-GAAP net income per common share - diluted	$0.20	$0.52	$0.97	$1.33

Weighted average number of shares used in per share calculations excluding the effects of FAS 123R - diluted	52,590	51,599	52,396	51,092

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED REVENUE DETAILS

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues:
Micro-electronics Segment
Royalty and license fees	$50,312	$72,052	$164,414	$192,902
Product and service revenues	—	—	—	—

Total Micro-electronics revenues	50,312	72,052	164,414	192,902
Imaging and Optics Segment
Royalty and license fees	4,959	3,989	18,517	10,348
Product and service revenues	4,071	6,070	14,914	17,700

Total Imaging and Optics revenues	9,030	10,059	33,431	28,048

Total revenues	$59,342	$82,111	$197,845	$220,950